UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA (Address of principal executive offices)	01752 (Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, Akoya Biosciences, Inc. (the “Company”) announced that Joseph Driscoll is retiring from his position as Chief Financial Officer of the Company, effective March 20, 2023. Mr. Driscoll will continue as a consultant for the Company in order to facilitate the transition of the Company’s new Chief Financial Officer.

On March 20, 2023, the Company’s Board of Directors appointed Johnny Ek as Chief Financial Officer of the Company, effective immediately. Mr. Ek will also serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Ek, age 47, was the Chief Financial Officer of Specific Diagnostics, Inc., a producer of a rapid antimicrobial susceptibility test, from August 2021 until its acquisition by bioMérieux SA (Euronext: BIM), a French multinational biotechnology company, in May 2022 and served as Chief Financial Officer of the Specific Diagnostics business following the acquisition until March 2023. From February 2019 until its acquisition by Roche Holding AG in August 2021, he served as Chief Financial Officer of GenMark Diagnostics, Inc. (formerly Nasdaq: GNMK), a provider of multiplex molecular diagnostic solutions. Prior to serving as GenMark’s Chief Financial Officer, Mr. Ek served as GenMark’s Vice President, Finance and Accounting and Corporate Controller from November 2013 to February 2019. Prior to that, Mr. Ek served as Vice President and International Controller for Affymetrix, Inc., a leading provider of cellular and genetic analysis products, from May 2013 to November 2013 and as Controller of eBioscience, Inc., a privately held provider of flow cytometry and immunoassay reagents, from October 2010 through eBioscience’s acquisition by Affymetrix in May 2013. Prior to joining eBioscience, Mr. Ek held various roles with Ernst & Young LLP from May 2001 to October 2010. Mr. Ek is a licensed Certified Public Accountant, and holds a B.S. in finance from Brigham Young University and a Master’s degree in accountancy from the University of Notre Dame’s Mendoza College of Business.

In connection with his appointment as Chief Financial Officer, Mr. Ek has entered into an employment offer letter with the Company that provides for an annual salary of $400,000 per year and a target bonus equal to 50% of his base salary. Mr. Ek will also receive a restricted stock unit award representing 160,000 shares of the Company’s common stock, which vests in four equal annual installments beginning on April 1, 2024. In addition, Mr. Ek will receive a stock option award to purchase 160,000 shares of the Company’s common stock, with the stock option award vesting 25% on April 1, 2024 and 1/48th of the stock option award vesting each month for the next 36 months thereafter. Mr. Ek will also become a party to the Company’s Executive Severance Plan, the terms of which are described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 19, 2022.

There is no arrangement or understanding with any person pursuant to which Mr. Ek was appointed as Chief Financial Officer, and there are no family relationships between Mr. Ek and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Ek and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the retirement of Mr. Driscoll and the appointment of Mr. Ek as Chief Financial Officer.

A copy of the press release is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release, dated March 20, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2023	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

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